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                                                                    EXHIBIT 99.1

FARO TECHNOLOGIES, INC. LIST PROPERTIES


Faro Europe GmbH & Co. KG
Europe HQ - Germany
Ingersheimer Str. 12
D- 70499 Stuttgart-Weilimdorf
Germany
Telephone: 011-49-171122-22435
Facsimile: 011-49-171122-22444


Munich Sales Office
Fraunhofer str. 18a, 2 Stock
82152 Martinsried,
Germany
Telephone: 011-49-8989-55620
Facsimile: 011-49-8989-556222


Gladbeck Sales Office
Am Wiesenbush 2
45966 Gladbeck,
Germany
Telephone: 011-49-2043-944387
Facsimile: 011-49-2043-944395


Faro UK Sales Office
The Techno Centre
Coventry University, Technology Park
Puma Way, Coventry, CV1 2TT
United Kingdom
Telephone: 011-44-247623-6151
Facsimile: 011-44-247623-6150


Faro France Sales Office
46, avenue des Freres Lumiere
78190 Trappes, France
France
Telephone: 011-33-13016-0600
Facsimile: 011-33-13016-0606
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                                                                    EXHIBIT 99.1

Portugal Sales & R & D Office
KG-Antares Aveiro
Rva das Leirinhas n 48, Aradas
Aveiro, 3810
Portugal
Telephone: 011-35-10343-71141
Facsimile: 011-35-10343-71143


Faro Spain, SL
CL Rosellon 224
E-08008 Barcelona
Spain
Telephone: 011-34-9321-58271
Facsimile: 011-34-6709-08730


Faro Japan
1015 Yamanota, Nagakute-cho
Aichi-ken, 480-1143
Japan
Telephone: 011-81-56162-9804
Facsimile: 011-81-56164-3883


CAM 2 S.R.L.
I-10098 Rivoli
Italy
Telephone: 011-39-011958890


Faro Laser Trackers, LLC
222 Gale Lane
Kenneth Square, PA 19348
Telephone:
Facsimile:  610-444-2300